UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2022

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers

Other Named Executive Officer Performance Program for Fiscal Year 2022

On March 26, 2022, after consultations with Mr. Liang, and consideration of input received from the Compensation Committee’s compensation consultant, which included the results of an executive compensation study, the Compensation Committee adopted an executive compensation framework (the “Framework”) and specific executive compensation program based upon such Framework for two of the Company’s named executive officers (“NEOs”), Mr. Weigand (the “CFO Compensation Program”) and Mr. Clegg, (the “SVP Sales Compensation Program,” and, together with the “CFO Compensation Program”, the “Compensation Programs”). The Compensation Committee currently expects the Framework to be utilized for fiscal year 2022 and future fiscal years.

The Compensation Committee believes the Framework and Compensation Programs further the Company’s executive compensation philosophy to link compensation to corporate, divisional and individual performance. The principal compensation elements of the Framework and Compensation Programs are:

–Base salaries in the form of cash and representing fixed compensation to reward individual performance and contributions (“Base Salaries”). Base Salaries for fiscal year 2022 are $418,000 and $376,640 for Mr. Weigand and Mr. Clegg, respectively, effective July 1, 2021;

–A fixed bonus component payable in semi-monthly installments in the form of cash, which amount may be adjusted annually and is based upon a percentage of Base Salary (the “Fixed Bonus”). The Fixed Bonuses for fiscal year 2022 are 25% for Mr. Clegg, 30% for Mr. Weigand, and are payable effective October 1, 2021; and

–A performance-based annual incentive award (“Performance Incentive Award”) which (if earned) is payable 20% in the form of cash (the “Performance Cash”) and 80% in the form of service-based RSUs which will generally vest, subject to the terms of the applicable award agreement, in equal installments over a period of four years (the “Performance Shares”):

–The amount of the Performance Incentive Award is determined as a multiple (the “Multiple”) of a base incentive target that is set for each individual NEO as a percentage of his Base Salary (the “Base Incentive Target”). The Base Incentive Target for fiscal year 2022 was set at 10% of Base Salary for each of Messrs. Weigand and Clegg; and

–The Multiple is based upon achievement against the aggregate performance metrics set for each individual NEO (the “KPIs”). For Mr. Weigand, the KPIs for fiscal year 2022 are based upon (i) percentage appreciation in stock price from the prior fiscal year, (ii) percentage increase in number of long-term investors in the Company from the prior fiscal year, and (iii) an individual performance evaluation rating given by the chief executive officer for the fiscal year. For Mr. Clegg, the KPIs for fiscal year 2022 are based upon (i) percentage appreciation in stock price from the prior fiscal year, (ii) percentage increase in worldwide revenue from the prior fiscal year, (iii) percentage increase in worldwide net profit from the prior fiscal year and (iv) an individual performance evaluation rating given by the chief executive officer for the fiscal year. For each of Mr. Weigand and Mr. Clegg, a decrease in stock price, long-term investors, worldwide revenue, and/or worldwide net profit from the prior fiscal year (as may be applicable) results in a score of zero to be assigned to such NEO’s applicable KPI for purposes of determining the Multiple. The scores from each individual KPI achievement are totaled to determine the Multiple.

The Framework may also be utilized to develop compensation plans for other executive officers (other than the chief executive officer) during the course of fiscal year 2022 and future fiscal years.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: March 31, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board